                                                                     Exhibit 10




                            UTAH LIMITED LIABILITY COMPANY

                               ARTICLES OF ORGANIZATION

                                          OF

                               WITEC INDUSTRIES, L.L.C.


    The undersigned members do hereby adopt the following Articles of Organization for the purpose of forming a Utah Limited Liability Company, to wit:

    1.   NAME.  The name of the Company shall be WiTec Industries, L.L.C.


    2. DURATION. The Company shall continue for thirty (30) years from the execution date of these Articles of Organization, unless sooner dissolved by:

         (a) the affirmative vote of Members holding a ninety-eight percent interest in the Company;

         (b)  the acquisition by one Member of all of the outstanding
Interests;

         (c) the election of Dynatec to dissolve the Company upon thirty days written notice to the Members, in the event (a) that as of July 31, 1996 the financial statements of the Company, prepared in accordance with generally accepted accounting principles, show a loss of $450,000 or more; or (b) any of the representations of Weiser or of Margaret Weiser, as set forth in paragraphs
11.2 and 11.3 of the Operating Agreement are not true and correct as of the date that Weiser or Margaret Weiser execute all necessary documentation to complete their Capital Contribution to the Company (notice of this election must be given within nine months of the formation of the Company);

         (d) the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, except as provided below in this paragraph;

         (e) the election of Weiser to dissolve the Company upon thirty days written notice to the Members in the event any of the representations of Dynatec, as set forth in paragraph 11.1 of the Operating Agreement are not true and correct as of the date that Dynatec executes all necessary documentation to complete its Capital Contribution to the Company (notice of this election must be given within nine months of the formation of the Company);


                                      Page 8-40

         (f) the completion of the merger transaction described in paragraph twelve of the Operating Agreement; or

         (g) any other event causing a dissolution of a limited liability company under the Act.

Notwithstanding the foregoing provisions of this Article, and upon the occurrence of an event described in paragraph 2(d), the remaining Members have the right to continue the business of the Company, but not to exceed the maximum
period of thirty (30) years.   Such right can be exercised only by the
affirmative vote of the remaining Members, holding a majority of the percentage interests in the Company, within three (3) months after written notice to the Company of the occurrence of an event described in paragraph 2(d). If not so exercised, the right of the Members to continue the business of the Company shall expire and the Company's affairs shall be wound up as provided in the Operating Agreement of the Company.

    3. BUSINESS PURPOSE. The business purpose for which the Company is organized is to engage in the business designated in its Operating Agreement, and to engage in any other lawful business permitted by law.

    4. REGISTERED AGENT. The Company shall continuously maintain an agent in the State of Utah for service of process who is an individual residing in said state. The name and street address of the initial registered agent shall be David White at 1820 North 3594 West, Salt Lake City, Utah 84104.

                                                    Acceptance of Appointment:


                                                           /s/ David White
                                                    --------------------------

    The Director of the Division of Corporations and Commercial Code of the Department of Commerce for the State of Utah is appointed the registered agent of the Company for service of process if the registered agent has resigned, the registered agent's authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

    5. MANAGEMENT. The Company shall be managed by its Members and pursuant to the terms of the Operating Agreement, or any amendments thereto. The Company may designate a Manager with authority to act for the Members.


                                      Psage 9-40

    6. MEMBERS. The names and street addresses of the members who shall constitute the initial Members of the Company are as follows:

Weiser Telecommunications, Inc.        Dynatec International, Inc.
a California corporation               a Utah corporation
2630 Townsgate No. E                   1820 North 3594 West
Westlake Village, California 91361     Salt Lake City, Utah 84104

Muito Bem Ltd.                         Margaret Weiser
1820 North 3594 West                   4760 Corbin Avenue
Salt Lake City, Utah 84104             Tarzana, California 91356

    7. CONTRIBUTIONS. No Member shall be obligated to make any contribution to the Company except those specifically set forth in the Operating Agreement adopted by the Members of the Company.

    8. AMENDMENTS. The Articles of Organization shall be amended from time to time as required by Section 48-2b-121, Utah Code Annotated.

    9. OPERATING AGREEMENT. The Members shall enter into an Operating Agreement which shall set forth additional terms and conditions relating to the management, operation and ownership of the Company.

    IN WITNESS WHEREOF, the undersigned execute these Articles of Organization and certify to the truth of the facts herein stated this 12th day of January, 1996.


MUITO BEM, LTD.                   DYNATEC INTERNATIONAL, INC.



BY   /s/Don Wood                  BY  /s/ F. R. Jack
  -------------------------          --------------------------
    Its:  General Partner              Its:  President


                                      Page 10-40

                                 OPERATING AGREEMENT

                               WITEC INDUSTRIES, L.L.C.


                           A UTAH LIMITED LIABILITY COMPANY


                                      Page 11-40

                                  TABLE OF CONTENTS


1.  Formation, Purpose and Definitions........................................ 1
     1.1.  Formation.......................................................... 1
     1.2.  Intent............................................................. 1
     1.3.  Purpose............................................................ 1
     1.4.  Definitions........................................................ 1

2.  Capital Contributions..................................................... 2
     2.1.  Capital Contributions.............................................. 3
     2.2.  Capital Accounts................................................... 3
     2.3.  Non-Cash Capital Contributions..................................... 3
     2.4   Redemption of Capital Contributions................................ 3
     2.5.  Return of Capital Contributions.................................... 4

3. Management. ............................................................... 4
     3.1.  General Management................................................. 4
     3.2.  Specific Management Responsibilities............................... 4
     3.3.  Bank Accounts...................................................... 5
     3.4.  Actions Requiring Supermajority.................................... 5
     3.5.  Voting............................................................. 6
     3.6.  Employment and Salaries of Certain Individuals..................... 6
     3.7.  Consulting Agreement............................................... 7
     3.8.  Management Fee..................................................... 7
     3.9.  Participation in Dynatec Management................................ 7
     3.10.  Non-Exclusivity................................................... 7

4.  Meetings.................................................................. 7
     4.1.  Meetings........................................................... 7
     4.2.  Place of Meetings, Principal Office................................ 7
     4.3.  Notice of Meetings................................................. 7
     4.4.  Meeting of All Members............................................. 8
     4.5.  Record Date........................................................ 8
     4.6.  Quorum............................................................. 8
     4.7.  Proxies............................................................ 8
     4.8.  Action by Members Without a Meeting................................ 8
     4.9.  Telephonic Communication........................................... 9
     4.10.  Waiver of Notice.................................................. 9
     4.11.  Manner of Acting.................................................. 9

5.  Allocation of Profits and Losses; Distributions........................... 9
     5.1.  Profits and Losses................................................. 9
     5.2.  Distributions...................................................... 9


6.  Books and Records........................................................ 11
     6.1.  Books and Records................................................. 11
     6.2.  Access to books and Records....................................... 11

7.  Restrictions on Transferability.......................................... 11
     7.1.  Transferability................................................... 11
     7.2.  Right of First Refusal............................................ 12
     7.3.  Conditions Precedent.............................................. 12


                                      Page 12-40

8.  Admissions and Withdrawals............................................... 13
     8.1.  Admissions of Members............................................. 13
     8.2.  No Right to Voluntarily Withdrawal................................ 13
     8.3.  Distribution Upon Withdrawal...................................... 13

9.  Dissolution and Termination.............................................. 14
     9.1.  Dissolution....................................................... 14
     9.2.  Effect of Dissolution............................................. 15
     9.3.  Winding Up, Liquidation and Distribution of Assets................ 15
     9.4.   Articles of Termination.......................................... 16
     9.5.   Return of Capital Contribution................................... 16

10.  Indemnity............................................................... 16

11.  Representations of the Members.......................................... 17
     11.1.  Representations of Dynatec....................................... 17
     11.2.  Representations of Weiser........................................ 19
     11.3.  Representations of Margaret Weiser .............................. 26

12.  Merger.................................................................. 31
     12.1 Date of Merger..................................................... 31
     12.2  Consideration for Merger.......................................... 31
     12.3  Conditions for Merger............................................. 33

13.  Loans by Dynatec........................................................ 34

14.  Options for Key Employees............................................... 34

15.  Amendment............................................................... 34

16.  Arbitration............................................................. 35

17.  Miscellaneous Provisions................................................ 35
     17.1.  Entire Agreement................................................. 35
     17.2.  Notices.......................................................... 35
     17.3.  Application of Utah Law.......................................... 35
     17.4.  Construction..................................................... 35
     17.5.  Headings......................................................... 35
     17.6.  Waivers.......................................................... 36
     17.7.  Rights and Remedies Cumulative................................... 36
     17.8.  Severability..................................................... 36
     17.9.  Heirs, Successors and Assigns.................................... 36
     17.10. Creditors........................................................ 36
     17.11. Attorneys' Fees.................................................. 36
     17.12. Counterparts..................................................... 36
     17.13. Conflicts of Interest............................................ 36

                                      Page 13-40

    THIS OPERATING AGREEMENT ("Agreement") is made and entered into on this _____ day of March, 1996, by and among the Members of WiTec Industries, L.L.C., L.L.C., as described herein.

1.  FORMATION, PURPOSE AND DEFINITIONS

    1.1. FORMATION. Pursuant to the Utah Limited Liability Company Act, Sections 48-2b-101 et seq., U.C.A. (the "Act"), the parties have agreed to form WiTec Industries, L.L.C., a Utah limited liability company (the "Company"). The initial Members of the Company are Weiser Telecommunications, Inc. ("Weiser"), Margaret Weiser, Dynatec International, Inc. ("Dynatec"), and Muito Bem Ltd.
("MBL").   Dynatec and MBL shall jointly be referred to as the "Dynatec Group".
Weiser and Margaret Weiser shall jointly be referred to as the "Weiser Group". The Members (as defined in paragraph 1.4, INFRA) have executed this Agreement to serve as the "Operating Agreement" of the Company, as that term is referred to in Section 48-2b-126, U.C.A. Subject to any applicable restrictions set forth in the Act, the business and affairs of the Company, and the relationships of the Members to one another, shall be governed by the terms and conditions set forth in this Agreement. The parties shall execute all amendments to the Articles of Organization, and do all filings, publication, recording and other acts as may be appropriate from time to time hereafter to comply with the requirements of the Act.

    1.2. INTENT. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes, but that the Company shall not be operated or treated as a "partnership" for purposes of Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with the express intents of the parties hereto.

    1.3. PURPOSE. The initial purpose of the Company is to (a) manufacture and market consumer products including but not limited to headsets, amplifiers and other products now distributed by Weiser Telecommunications, Inc., a Member of the Company; and (b) secure additional financing for the purposes of the Company.

    1.4. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the following meanings:

         1.4.1. "Act" shall mean the Utah Limited Liability Act, as it may be amended from time to time.

         1.4.2. "Agreement" shall mean this written Operating Agreement, as amended from time to time in the manner provided herein.

         1.4.3. "Articles" shall mean the Articles of Organization of the Company as filed with the Utah Division of Corporation and Commercial Code as amended or restated from time to time pursuant to the Act.


                                      Page 1-40

         1.4.4. "Capital Account" shall mean the account established and maintained for each Member in accordance with this Agreement and applicable Treasury Regulations.

         1.4.5. "Capital Contribution" shall mean any contribution to the capital of the Company in cash, property or services by a Member, whenever made.

         1.4.6. "Code" and "Treasury Regulations" shall mean the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

         1.4.7. "Interest" in the Company shall mean a Member's share of the profits and losses of the Company, the right to receive distributions from the Company and the right to vote as a Member.

         1.4.8. "Majority in Interest" shall mean a simple majority of the Percentage Interests, based upon an analysis of those Members qualified to vote as set forth in paragraph 3.6, INFRA.

         1.4.9 . "Member" shall mean each person identified in paragraph 14.2, INFRA, and any person who is admitted as a Member in the manner provided herein.

         1.4.10. "Percentage Interest" shall be the percentage interest of a Member in the profits and losses of the Company set forth in paragraph 5, INFRA.

         1.4.11. "Person" shall mean any individual and any legal entity, and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         1.4.12. "Supermajority in Interest" shall mean ninety eight percent of the Percentage Interests, based upon an analysis of those Members qualified to vote as set forth in paragraph 3.6, INFRA.

2.  CAPITAL CONTRIBUTIONS

    2.1. CAPITAL CONTRIBUTIONS. The parties agree that each Member has made the Capital Contributions to the Company, all as set forth in Schedule 2.1 attached hereto and incorporated herein by this reference. Such contributions include cash, personal property, letters of credit, trademarks, patents, technology and proprietary information.

    2.2. CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Member in accordance with the applicable requirements of the Treasury Regulations.

    2.3. NON-CASH CAPITAL CONTRIBUTIONS. Any Capital Contribution consisting of property or services, rather than cash,


                                      Page 2-40
must be approved in advance by a Supermajority in Interest of the Members.

    2.4. REDEMPTION OF CAPITAL CONTRIBUTIONS. In the event that any of the Capital Contributions of the Members shall become subject to attachment or the control of any person or entity other than the Company by reason of any action or liability of the Member contributing such assets, the Members shall have the following rights:

         2.4.1. With regard to any asset contributed by the Dynatec Group, the Dynatec Group shall have the first right to safeguard the asset for the use of the Company by securing the release of the attachment, or purchase the asset from the person or entity having control thereof. If the Dynatec Group fails to exercise this right in a manner considered timely by the Weiser Group to safeguard the asset for the use of the Company, the Weiser Group shall have the right to secure the release of the attachment, or purchase the asset from the person or entity having control thereof. In such later, event all compensation, management fees and Company distributions to be made to the Dynatec Group after such event shall be first paid to the Weiser Group to reimburse the Weiser Group for its expenditures, including interest, attorneys fees and other costs, expended in safeguarding the described assets for the use of the Company.

         2.4.2. With regard to any asset contributed by the Weiser Group, the Weiser Group shall have the first right to safeguard the asset for the use of the Company by securing the release of the attachment, or purchase the asset from the person or entity having control thereof. If the Weiser Group fails to exercise this right in a manner considered timely by the Dynatec Group to safeguard the asset for the use of the Company, the Dynatec Group shall have the right to secure the release of the attachment, or purchase the asset from the person or entity having control thereof. In such later event, all compensation, consulting fees and Company distributions to be made to the Weiser Group, or to Isaac Weiser or Margaret Weiser, after such event shall be first paid to the Dynatec Group to reimburse the Dynatec Group for its expenditures, including interest, attorneys fees and other costs, expended in safeguarding the described assets for the use of the Company, except for any obligation owing by Weiser to S.P. Richards as of the date of this Agreement. In the event that all such expenditures are not fully reimbursed within one year of the date of expenditure, Dynatec shall be entitled to cancel a sufficient number of shares of Dynatec stock issued pursuant to the terms of this Agreement from any recipient of shares as designated by the Dynatec Group to equal the unpaid expenditures. The value of the Dynatec stock, for purposes of this action, shall be the average of the bid price of the stock as quoted on NASDAQ for the twenty trading days prior to the cancellation of the shares as provided herein. If the Weiser Group, and Isaac Weiser and Margaret Weiser no longer own sufficient Dynatec shares to fully reimburse these

                                      Page 3-40
expenditures, then such recipients of the Dynatec shares shall be jointly and severally liable for any unreimbursed expenditures.

    2.5. RETURN OF CAPITAL CONTRIBUTIONS. In the event of a termination and dissolution of the Company under paragraphs 9.1.1.3 or 9.1.1.5, the Members shall receive a return of their capital contribution as described in Schedule
2.1. No Member shall have a claim for the return of (a) purchase orders that were filled by the Company between the date of the formation of the Company and the date of dissolution; (b) the proceeds derived therefrom; (c) equipment or any other assets acquired by the Company after its formation; or (d) trade names, trademarks, copyrights, patents, patent rights and trade secrets developed by the Company prior to the date of dissolution. All such assets and rights shall be distributed to the Members pursuant to the other dissolution provisions of this Agreement.

3. MANAGEMENT.

    3.1.  GENERAL MANAGEMENT.     Except as provided in paragraphs 3.2, 3.3 and
3.4, and provided that Isaac Weiser and Margaret Weiser control Weiser, and own and have unrestricted authority to vote all of the issued and outstanding shares of Weiser stock, all of the general decisions of the Company shall be made by the majority vote of the Members of the Company. In the event Isaac Weiser and Margaret Weiser shall not have such control, ownership and authority, all of the general decisions of the Company will be made by the vote of a Majority in Interest of the Company. The Members shall meet periodically to review business affairs and vote on all policy decisions and to amend, alter, and direct the instructions and authority granted to any of the Members to conduct day-to-day affairs as defined herein. The Company shall also form a six member advisory committee to analyze, discuss, communicate information and make non-binding recommendations regarding the operations of the Company. No action of the Advisory Committee shall override the authority or supervisory responsibilities designated in paragraphs 3.1 or 3.3 hereof. Three members of the Advisory Committee will be designated by the unanimous agreement of the Weiser Group, and three members will be designated by the unanimous agreement of the Dynatec Group. The initial Weiser members of the Advisory Committee are Isaac Weiser, Margaret Weiser and Michael Weiser. The initial Dynatec members of the Advisory Committee are Don Wood, Randy Jack and David White.

    3.2. SPECIFIC MANAGEMENT RESPONSIBILITIES. Unless amended by a Supermajority in Interest, the Members shall be obligated and authorized to perform the following functions pursuant to the terms of the Agreement:

         3.2.1. The Weiser members of the Advisory Committee shall do the following, subject to the general management provisions of the paragraph 3.1:

                                      Page 4-40

         3.2.1.1. Research and develop new products, existing product ideas, product lines and improvements in the existing products of the Company.

         3.2.1.2. Consult with Dynatec and Company employees regarding marketing, manufacturing and product assembly functions and activities of the Company.

         3.2.1.3. Have the primary responsibility to provide on-site supervision of manufacturing, and product assembly, return and repair functions.

         3.2.1.4. Have the primary responsibility for the sourcing of components and the purchase of components, raw materials and inventory for
    the manufacturing and    product assembly functions.

         3.2.1.5 Have the primary responsibility for hiring and supervision of manufacturing and product assembly.

         3.2.2. The Dynatec members of the Advisory Committee shall do the following, subject to the general management provisions of paragraph 3.1:

         3.2.2.1. Conduct the hiring and supervision of sales employees and of independent sales representatives, and supervise the marketing of the Company, and distribution of the products of the Company.

         3.2.2.2. Supervise operations regarding the development and securing of financing for the operations of the Company.

         3.2.2.3. Have the primary responsibility to provide budgeting, and shall provide accounting functions for the Company.

         3.2.2.4. Perform all record keeping and payroll functions, including the computation of gross payroll, FICA, SUTA, FUTA, workers compensation, insurance premiums and all other applicable government taxes and/or assessments required to be computed against said gross payroll.

    3.3 BANK ACCOUNTS. All funds advanced by the Members or borrowed on the account of the Company, and all revenues from the business of the Company shall be deposited directly to the account or accounts of the Company established at such bank or banks as the Members may designate. Checks may be drawn on said accounts by signature of David White, or his designee, and by such other persons as may be agreed upon from time to time by a Supermajority in Interest.

    3.4. ACTIONS REQUIRING APPROVAL OF A SUPERMAJORITY IN INTEREST. In addition to those actions specified elsewhere in this

                                      Page 5-40

Operating Agreement, the following actions shall not occur without first obtaining the approval of a Supermajority in Interest:

         3.4.1. Pay or commit to pay any extraordinary expenses of the Company in excess of $300,000 in the aggregate in any one calendar year;

         3.4.2.  Incur any indebtedness, commitment, obligation or liability in
excess of     $300,000;

         3.4.3.  Sell all or any part of the Company's property or acquire or
sell any      other property, where the value of the property sold or acquired exceeds $50,000.

         3.4.4.  Sell any Interest in the Company.

         3.4.5. Make distributions of net available cash, except as provided in paragraph 5.2.1.

    3.5. VOTING. Except as provided in paragraph 3.1, each Member shall have one vote for each share of their Interest in the Company, all as set forth in the Membership Percentage Interests, Schedule 5.1. Additionally, to be qualified to vote a Member must be present, by person or in proxy, at a Member meeting as set forth in paragraph 4.

    3.6. EMPLOYMENT AND SALARIES OF CERTAIN INDIVIDUALS. The Members agree that as provided herein, Isaac Weiser and Margaret Weiser shall be executive employees of the Company and shall devote their full business time and effort to the Company, and its interests. As employees of the Company, they will execute the standard Confidentiality and Inventions Agreement that defines the relationship of employees and the Company with regard to proprietary information and inventions. As employees of the Company, they may continue to serve on boards of directors and they may participate in charitable organizations and activities and pursue other family business interests which are not in any way in conflict with the business of the Company, and which do not interfere with the performance of their duties hereunder.

         3.6.1.    Until the earlier of (a) the termination of the Company, or
(b) three years from the date of this Agreement, Isaac Weiser and Margaret Weiser shall each receive a gross annual salary of $50,000 or of such other greater amount as approved by a Supermajority in Interest, payable in equal monthly installments. The Company shall enter into written employment agreements which provide for the salary referred to herein and shall include health and other benefits as deemed appropriate by the Advisory Committee.

         3.6.2. Provided that during the two year period following the execution of this Agreement Michael Weiser (a) continues to serve on the Advisory Committee of the Company, (b) works for the Company on a part time basis, as his school schedule permits, until the date of his graduation from the University of

                                      Page 6-40

Southern California (USC), (c) graduates from USC with an undergraduate degree in his current major, and (d) agrees to work full time for the Company upon graduation pursuant to a written employment agreement of at least one year in duration, the Company will reimburse him for the tuition costs of his last academic year at USC.

    3.7. MANAGEMENT FEE. Dynatec shall receive each year a fee of $200,000 for providing certain management functions as described in this Agreement, payable in equal quarterly installments. Only two quarterly payments will be due and payable from the date of the inception of the Company until August 1, 1996. Dynatec, at its option, may elect to defer the payment of these management fees.

    3.8. PARTICIPATION IN DYNATEC MANAGEMENT. At the next regularly scheduled annual shareholders' meeting of Dynatec, Dynatec shall use its best efforts to secure an increase in the number of Dynatec board members from five to seven. Upon completion of such action, and during the time that either Isaac or Margaret Weiser is an employee of the Company or of Dynatec, Dynatec shall nominate with its proposed management slate of directors one person designated by the Weiser Group to serve as a member of the board of directors of Dynatec. Until formal action is taken to place a Weiser Group designee on the Dynatec board of directors, a representative of Weiser may participate in Dynatec board meetings as a non-voting observer.

    3.9. NON-EXCLUSIVITY. Except as provided in Schedule 2.1, the Members have no exclusive duty to the Company. Except as provided in Schedule 2.1, neither the Company nor any Member shall have any right, solely by virtue of this Agreement or its relationship to the Company, to share or participate in any such other investments or activities of any other Member, or to the income or proceeds derived therefrom.

4.  MEETINGS

    4.1. MEETINGS. Unless otherwise specified herein or prescribed by the Act, meetings of the Members may be called, for any legitimate company business purpose, by any Member. For one year from the date of this Agreement, the Company shall hold meetings at least monthly.

    4.2. PLACE OF MEETINGS, AND PRINCIPAL OFFICE. Unless changed by the vote of a Supermajority in Interest, the place of meeting for any meeting of the Members shall be at the general office of a Member, as designated by the Member calling the meeting. The principal office of the Company shall be the Dynatec corporate offices, unless changed by a Supermajority in Interest.

    4.3. NOTICE OF MEETINGS. Except as provided in paragraph 4.4, INFRA, written notice stating the date, time and place of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail not less

                                      Page 7-40
than three business days, if delivered personally, or seven days if by mail, nor more than fifty days before the date of the meeting, by or at the direction of the Member calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in United States mail, postage prepaid, addressed to the Member at its address as it appears on the books of the Company. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. Notwithstanding the above, at any meeting in which an action requiring the approval of a Supermajority in Interest is considered, the Company shall obtain and file written confirmation of receipt of notice from the Member, or the Member's office personnel. Absent said notice confirmation, no action necessitating a Supermajority in Interest shall be considered at the meeting.

    4.4. MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside the state of Utah or California, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice.

    4.5. RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless notice of the adjourned meeting is required to be given pursuant to paragraph 4.3., SUPRA.

    4.6. QUORUM. A Majority in Interest of the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. Business may be conducted once a quorum is present. If, during a duly noticed and commenced meeting, the quorum is lost, the Members may continue to meet and confer, but no action may be taken until the quorum is regained or at a subsequent meeting.

    4.7. PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of its exercise. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                      Page 8-40

    4.8. ACTION BY MEMBERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consent(s) describing the action taken, signed by a Majority in Interest of the Members (or a Supermajority, if required under this Agreement) and delivered to the Company for inclusion in the minutes or for filing with the Company records. Action taken under this paragraph is effective when a Majority in Interest of the Members (or a Supermajority, if required under this Agreement) have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

    4.9. TELEPHONIC COMMUNICATION. Members are entitled to participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person, except where the Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

    4.10. WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

    4.11. MANNER OF ACTING. The manner of acting during a meeting shall be as that prescribed in paragraph 3, SUPRA.

5.  ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS.

    5.1. PROFITS AND LOSSES. Unless otherwise agreed to by the Members as set forth in this article, the Members shall share in the profits and losses of the Company in accordance with their respective Percentage Interests, all as set forth in Schedule 5.1 attached hereto and incorporated herein by this reference. The members of the Dynatec Group reserve the right to make minor adjustments between their ownership interests without affecting their aggregate ownership of the Company.

    5.2. DISTRIBUTIONS. Unless otherwise specifically provided herein, all distributions of cash or other property shall be made to the Members in accordance with their Percentage Interests.

         5.2.1. Within 30 days of the filing of the Company's tax return, any net available capital of the Company may be distributed to the Members (in accordance with their Percentage Interest), as determined by a vote of one hundred percent of the Percentage Interests, except as otherwise provided herein. In any event, the Company will distribute out of net available cash sufficient funds

                                      Page 9-40
to pay the tax obligations of its Members, or of the partners of its Members, on income generated by the Company. Because these tax obligations may vary, and because all such distributions shall be made in accordance with the Percentage Interests of the Members, distributions of net cash available shall be sufficient to satisfy the described tax obligations of the Member with the greatest such obligation.

         5.2.2. As used in this Agreement, the term "net available cash" at any time shall mean cash on hand at such time, less such reserves deemed necessary by the Company for existing and anticipated requirements of the business; anything in the foregoing to the contrary notwithstanding, "net available cash" shall not include any funds the distribution of which the Company reasonably determines would not be in the best interests of the Company.

         5.2.3. No Member shall be entitled to interest on the Member's Capital Contribution or to the return of the Member's Capital Contribution, except as otherwise specifically provided herein.

         5.2.4. QUALIFIED INCOME OFFSET. In the event any Member, in such capacity, unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) (regarding depletion deductions), 1.704-1(b)(2)(ii)(d)(5) (regarding certain mandatory allocations under Treasury Regulations regarding family partnerships, the so-called varying interest rules, or certain in-kind distributions), or 1.704-1(b)(2)(ii)(d)(6) (regarding certain distributions, to the extent they exceed certain expected offsetting increases in a Member's Capital Account), items of Company income and gain may, upon the approval of a Majority in Interest be specifically allocated to such Members in an amount and a manner sufficient to eliminate, as quickly as possible, the deficit balances in the Member's Capital Account created by such adjustments, allocations, or distributions. Any special allocations of items of income or gain pursuant to this subparagraph shall be taken into account in computing subsequent allocations of profits pursuant to this paragraph, so that the net amount of any items so allocated and the profits, losses, or other items allocated to each member pursuant to this paragraph shall be equal to the net amount that would have been allocated to each such Member pursuant to this paragraph as if such unexpected adjustments, allocations, or distributions had not occurred.

         5.2.5. SECTION 704(C) ALLOCATIONS. In accordance with Section 704(c) of the Code and the applicable Treasury Regulations issued thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company, shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value. In the event the fair market value of any Company property is adjusted pursuant to this Agreement,

                                      Page 10-40
subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Majority in Interest in any manner that reasonably reflects the purpose of this Agreement. Allocations made pursuant to this subparagraph are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items, or distributions pursuant to any provision of this Agreement.

6.  BOOKS AND RECORDS.

    6.1. BOOKS AND RECORDS. The Company shall keep at its principal place of business the following:

         6.1.1. A current list of the full name and last known business, residence or mailing address of each Member;

         6.1.2. A copy of the initial Articles of Organization and all amendments thereto and restatements thereof;

         6.1.3. Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent fiscal years;

         6.1.4. Copies of this Agreement and all amendments hereto or restatements hereof;

         6.1.5. Copies of any financial statements of the Company for the three most recent fiscal years;

         6.1.6. A copy of each document signed by any Member which includes a promise to make a Capital Contribution;

         6.1.7. Copies of minutes and resolutions, if any, of meetings of the Members and all written consents obtained from Members for actions taken by Members without a meeting; and

         6.1.8. Records of the distributions of profits and losses pursuant to paragraph 5, SUPRA.

    6.2. ACCESS TO BOOKS AND RECORDS. Each Member shall have the right, during normal business hours, to inspect and copy, at the Member's expense, the books and records maintained by the Company pursuant to paragraph 6.1, SUPRA.

7.  RESTRICTIONS ON TRANSFERABILITY.

    7.1. TRANSFERABILITY. No member shall have the right to sell, transfer, assign, give, pledge, or grant a security interest

                                      Page 11-40
in ("Transfer") any of its Interest in the Company except as provided in this paragraph 7. Any sale or foreclosure on a security interest will itself constitute a Transfer independent of the grant of security. No transferee of an Interest shall have the right to participate in the management of the business and affairs of the Company, or to alter the membership voting provided for in paragraph 3.1, or to become or exercise the rights of a Member unless the transferee is admitted as a Member in the manner provided in paragraph 8, INFRA, of this Agreement. Notwithstanding any provision herein to the contrary, no Member may Transfer any Interest in the Company if the Transfer would, in the opinion of counsel to the Company, result in the termination of the Company under Section 708 of the Code.

    7.2. RIGHT OF FIRST REFUSAL. In the event a Member desires to sell or transfer any of its Interest in the Company and such Member shall have received a bona fide written offer to purchase its Interest in the Company, such Member shall first offer in writing to sell its Interest in the Company to the remaining Members on the same terms and conditions as set forth in said bona fide offer. The remaining Members, or any of them, shall have thirty days after receipt of such offer to accept such offer in writing. If more than one Member accepts such offer, such Members together shall purchase the selling Member's Interest in such proportions as such Members shall determine among themselves and, in the absence of such an agreement, each Member shall purchase the share of the selling Member's Interest that bears the same ratio to the selling Member's total Interest as the purchasing Member's Percentage Interest bears to the Percentage Interest of all purchasing Members. If one or more Members do not purchase the Interest, the Member may sell its interest to the third-party purchaser immediately thereafter, but only on the terms and conditions described in the bona fide offer. If such sale does not occur within ninety days after the offer to the Members, then the provisions of this paragraph must again be satisfied.

    7.3. CONDITIONS PRECEDENT. No Transfer of any Interest shall be binding upon or effective against the Company unless each of the following conditions is satisfied:

         7.3.1. A duly executed and acknowledged written instrument of assignment in a form satisfactory to the non-transferring Members is filed with the Company;

         7.3.2. The transferee agrees to be bound by the terms and conditions of this Agreement, including without limitation this paragraph 7;


         7.3.3. The Company is reimbursed for any reasonable expenses incurred in connection with such Transfer;

         7.3.4. The transferring Member and transferee shall agree in writing to indemnify and hold the Company and the

                                      Page 12-40
    non-transferring members harmless for, from and against any loss, liability, claim or expense arising out of the Transfer; and

         7.3.5.  The affirmative vote of a Supermajority in Interest.

8.  ADMISSIONS AND WITHDRAWALS.

    8.1. ADMISSIONS OF MEMBERS. No person shall be admitted as a Member of the Company after the date of formation of the Company without the approval of a Supermajority in Interest of the Members at the time of such admission, irrespective of whether such person has acquired or proposes to acquire an Interest from another Member.

    8.2. NO RIGHT TO VOLUNTARILY WITHDRAWAL. No Member shall have the right to withdraw voluntarily from the Company, nor shall any Member voluntarily commit any act that results in dissolution of the Company. Any voluntary act of a Member that results in dissolution of the Company shall constitute a material breach of this Agreement and the Company shall have the right to offset any damages suffered by the Company as a result of such breach against any amounts which would otherwise have been distributed to the withdrawn Member and to exercise such other rights and remedies as may be available under the Act or this Agreement.

    8.3. DISTRIBUTION UPON WITHDRAWAL. Upon the occurrence of any event resulting in dissolution of the Company, other than as a result of an assignment of all or a portion of a Member's Interest and the admission of one or more of the assignees as a Member, and if the remaining Members elect to continue the Company pursuant to paragraph 9.1.1.5, INFRA, the withdrawn Member shall cease
(i) to have any right to vote its Interest on any matter, in which event that voting right shall not be considered outstanding for any purpose, and (ii) to participate in any allocations of profits or losses or to receive any distributions from the Company, other than the right to receive a withdrawal distribution equal to the value of the Members' Interest, reduced by any damages suffered by the Company if such withdrawal resulted in a dissolution that constituted a breach of this Agreement. The withdrawal distribution shall be due and payable by the Company as follows: ten percent in cash within one hundred twenty days after the event causing the withdrawal and the balance in ten equal semi-annual installments commencing on the six-month anniversary of such event, together with interest on the unpaid balance from time to time outstanding until paid at the prime rate established by Chase Manhattan Bank, or its successor, payable at the same time as and in addition to the installments of principal. If the remaining Members do not elect to continue the Company pursuant to paragraph 9.1.1.5, INFRA, the Member (or its successor in interest) shall continue to participate in Company profits, losses, and distributions to the same extent as a permitted assignee of the Member's Interest in the Company, until the Company is wound up and

                                      Page 13-40
terminated in accordance with this Agreement, reduced by any damages suffered by the Company if the withdrawal resulted in a dissolution that constituted a breach of this Agreement.

9.   DISSOLUTION AND TERMINATION.

    9.1.  DISSOLUTION.

         9.1.1. The Company shall be dissolved thirty (30) years from the execution date of the Articles of Organization, or upon the occurrence of any of the following events:

              9.1.1.1.  the affirmative vote of a Supermajority in Interest;

              9.1.1.2. the acquisition by one Member of all of the outstanding Interests;

              9.1.1.3. the election of Dynatec to dissolve the Company upon thirty days written notice to the Members, in the event (a) that as of July 31, 1996 the financial statements of the Company, prepared in accordance with generally accepted accounting principles, show a loss of $450,000 or more; or (b) any of the representations of Weiser or of Margaret Weiser, as set forth in paragraphs 11.2 and 11.3 hereof are not true and correct as of the date that Weiser or Margaret Weiser execute all necessary documentation to complete their Capital Contribution to the Company (notice of this election must be given within nine months of the formation of the Company);

         9.1.1.4. the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, except as provided below in this paragraph;

         9.1.1.5. the election of Weiser to dissolve the Company upon thirty days written notice to the Members in the event any of the representations of Dynatec, as set forth in paragraph 11.1 hereof, are not true and correct as of the date that Dynatec executes all necessary documentation to complete its Capital Contribution to the Company (notice of this election must be given within nine months of the formation of the Company);

         9.1.1.6. the completion of the merger transaction described in paragraph twelve hereof; or

         9.1.1.7. any other event causing a dissolution of a limited liability company under the Act.

         9.1.2. Notwithstanding the foregoing provisions of this paragraph, and upon the occurrence of an event described in subparagraph 9.1.1.4, the remaining Members have the right to continue the business of the Company, but not to exceed the maximum

                                      Page 14-40
period of thirty (30) years.   Such right can be exercised only by the
affirmative vote of the remaining Members, holding a Majority in Interest in the Company, within three (3) months after written notice to the Company of the occurrence of an event described in subparagraph 9.1.1.4. If not so exercised, the right of the Members to continue the business of the Company shall expire and the Company's affairs shall be wound up as provided in this paragraph.

         9.1.3. As soon as possible following the occurrence of any event of dissolution, the Members shall execute and file a Notice of Winding Up with the Divisions of Corporations in accordance the Act.

    9.2. EFFECT OF DISSOLUTION. Upon dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until Articles of Termination have been filed with the Utah Division of Corporations or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

    9.3.  WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

         9.3.1. Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution, and the Members shall immediately proceed to wind up the affairs of the Company.

         9.3.2. Except as otherwise provided in paragraphs 2.4, 9.1.1.4. or 9.3.3., if the Company is dissolved and its affairs are to be wound up, the Members shall (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may elect to distribute any assets in kind), (ii) allocate any profit or loss resulting from such sales to the Members' Capital Accounts in accordance with paragraph 5.1, SUPRA, (iii) discharge all liabilities of the Company (other than liabilities to Members), including all costs relating to the dissolution, winding up, liquidation as distribution of assets, (iv) establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company), (v) discharge any liabilities of the Company to the Members other than on account of their Interests in Company, and (vi) distribute the remaining assets in the following order:

         9.3.2.1. If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital

                                      Page 15-40

 Accounts of the Members shall be adjusted to reflect such deemed sale.

         9.3.2.2. The positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments shall be distributed to the Members, either in cash or in kind, as determined by the Members, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to the preceding paragraph. If there are insufficient assets to fully liquidate all of the positive Capital Accounts, distributions shall be made to Members with positive Capital Accounts in proportion to their respective positive Capital Accounts. Notwithstanding anything herein to the contrary, any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set for in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

         9.3.3. Notwithstanding anything herein to the contrary, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

         9.3.4. The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

    9.4. ARTICLES OF TERMINATION. When all of the known property and assets of the Company have been applied and distributed pursuant to the Act and this Agreement, written Articles of Termination shall be executed on behalf of the Company by the Members and filed with the Utah Division of Corporations in accordance with the Act.

    9.5. RETURN OF CAPITAL CONTRIBUTION. Upon dissolution, and except as provided in paragraph 2.4, each Member shall look solely to the assets of the Company for the return of its Capital Contribution If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                      Page 16-40

10.  INDEMNITY.

    10.1. The Company shall indemnify each Member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any actions taken by such Member on behalf of the Company or by reason of any actions taken by such Member while serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by such Member in connection with such action, suit or proceeding, provided that the acts of such Member were not committed with gross negligence or willful misconduct, and, with respect to any criminal action or proceeding, such Member had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, in and of itself, create a presumption that the Member acted with gross negligence or willful misconduct, or with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

    10.2. Any Member who is or may be entitled to indemnification shall give timely written notice to the Company and other Members that a claim has been or is about to be made against him or her, shall permit the Company to defend him or her through legal counsel of its own choosing, and shall cooperate with the Company in said defense.

    10.3. The indemnification provided for herein shall apply only in the event, and to the extend that, the person is not entitled to indemnification or other payment from any other source (including insurance), and the Company's indemnity obligations hereunder shall be in excess of any indemnification or other payment provided by such other source.

    10.4. The indemnification provided for herein shall continue as to a person who has ceased to be a Member and shall inure to the benefit of the heirs, executors and administrators of such person.

11.  REPRESENTATIONS OF THE MEMBERS.

    11.1 REPRESENTATIONS OF DYNATEC. Dynatec represents and warrants as follows:

         11.1.1. ORGANIZATION, GOOD STANDING AND AUTHORITY. Dynatec is a validly organized Utah corporation, existing and in good standing under the laws of Utah. The execution and delivery of this Agreement and the consummation of this transaction by Dynatec have been, or prior to the formation of the Company will have been, duly authorized, and no further corporate authorization is or will be necessary on the part of Dynatec.

                                      Page 17-40

         11.1.2. AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Dynatec or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Dynatec is a party or by which Dynatec or Dynatec's assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Dynatec; (iv) the creation or imposition of any lien, charge or encumbrance on any of the assets of Dynatec; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Dynatec.

         11.1.3. PUBLIC COMPANY. Dynatec is a publicly traded corporation which is a reporting company under the Exchange Act of 1934. Dynatec is traded on NASDAQ under the trading symbol DYNX.

         11.1.4. FINANCIAL STATEMENTS. Schedule 11.1.4-1 to this Agreement sets forth the balance sheets of Dynatec as of June 30, 1995, and the related statement of income and accumulated deficit for the twelve month period then ending, certified by Messrs. Kartchner & Hunt, Dynatec's independent public accountants, whose opinions with respect to such financial statements are included in such Schedule. Schedule 11.1.4-2 to this Agreement sets forth unaudited balance sheets of Dynatec as of September 30, 1995 (the "Stub Period Date"), together with related unaudited statement of income and accumulated deficit for the sixth month period then ending, compiled by the Dynatec's accountants and certified by the treasurer of Dynatec. The financial statements in Schedules 11.1.4-1 and 11.1.4-2 are referred to as the "Dynatec Financial Statements." The Dynatec Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Dynatec throughout the periods indicated, and fairly present the financial position of Dynatec as of the respective dates of the balance sheets included in the Financial Statements, and the results of their operations for the respective periods indicated.

         11.1.5. ABSENCE OF SPECIFIED CHANGES. Since the quarter ending September 30, 1995 of Dynatec there has not been any:

         11.1.5.1. transaction by Dynatec except in the ordinary course of business as conducted on that date;

         11.1.5.2. capital expenditure by Dynatec exceeding $50,000.00, except as noted in Schedule 11.1.5.2.

                                      Page 18-40

         11.1.5.3. material adverse change in the financial condition, liabilities, assets, business or prospects of Dynatec;

         11.1.5.4. destruction, damage to, or loss of any assets of Dynatec (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Dynatec;

         11.1.5.5. labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Dynatec;

         11.1.5.6. change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Dynatec;

         11.1.5.7.  revaluation by Dynatec of any of its assets;

         11.1.5.8. increase in the salary or other compensation payable or to become payable by Dynatec to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by Dynatec of a bonus or other additional salary or compensation to any such person;

         11.1.5.9 sale or transfer of any asset of Dynatec, except in the ordinary course of business;


         11.1.5.10. execution, creation, amendment or termination of any contract, agreement or license to which Dynatec is a party, except in the ordinary course of business;

         11.1.5.11. loan by Dynatec to any person or entity, or guaranty by Dynatec of any loan;

         11.1.5.12. waiver or release of any right or claim of Dynatec, except in the ordinary course of business;

         11.1.5.13. mortgage, license, pledge or other encumbrance of any asset of Dynatec;

         11.1.5.14. other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of Dynatec; or

         11.1.5.15. agreement by Dynatec to do any of the things described in the preceding clauses.

         11.1.5. TAX RETURNS AND AUDITS. Within the times and in the manner prescribed by law, Dynatec has filed all domestic and foreign, federal, state and local tax returns required by law and

                                      Page 19-40
has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Dynatec.

    11.2 REPRESENTATIONS OF WEISER.  Weiser represents and warrants as follows:

         11.2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Weiser is a corporation duly organized, validly existing, and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to transact interstate business and is in good standing in all jurisdictions in which the nature of its business or of its properties makes such qualification necessary.

         11.2.2. AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Weiser or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Weiser is a party or by which Weiser or its assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Weiser; (iv) the creation or imposition of any lien, charge or encumbrance on any of the assets of Weiser; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Weiser or its assets.

         11.2.3. CAPITAL STRUCTURE. The authorized number of shares of Weiser is 10,000 all of one class, of which 1,000 shares (the "Shares") are issued and outstanding, all of which are owned of record and beneficially by Isaac Weiser and Margaret Weiser. All the Shares are validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Weiser to issue or to transfer from treasury any additional shares.

         11.2.4. FINANCIAL STATEMENTS. Schedule 11.2.4 to this Agreement sets forth the balance sheets of Weiser as of December 31, 1994, and the related statement of income and accumulated deficit for the period then ending. The financial statements in the Schedule 11.2.4 are referred to as the "Financial Statements".The Weiser Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Weiser throughout the periods indicated, and fairly present the financial position of Weiser as of the date of the balance sheet included in the Weiser Financial Statements,

                                      Page 20-40
and the results of their operations for the respective periods indicated.

         11.2.5. ABSENCE OF SPECIFIED CHANGES. Since the last fiscal year end of Weiser there has not been any:

         11.2.5.1. transaction by Weiser except in the ordinary course of business as conducted on that date;

         11.2.5.2.  capital expenditure by Weiser exceeding $10,000.00;

         11.2.5.3. material adverse change in the financial condition, liabilities, assets, business or prospects of Weiser;

         11.2.5.4. destruction, damage to, or loss of any assets of Weiser (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Weiser;

         11.2.5.5. labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Weiser;

         11.2.5.6. change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Weiser;

         11.2.5.7.  revaluation by Weiser of any of its assets;

         11.2.5.8. increase in the salary or other compensation payable or to become payable by Weiser to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by Weiser of a bonus or other additional salary or compensation to any such person;

         11.2.5.9. sale or transfer of any asset of Weiser, except in the ordinary course of business;

         11.2.5.10. execution, creation, amendment or termination of any contract, agreement or license to which Weiser is a party, except in the ordinary course of business;

         11.2.5.11. loan by Weiser to any person or entity, or guaranty by Weiser of any loan;

         11.2.5.12. waiver or release of any right or claim of Weiser, except in the ordinary course of business;

         11.2.5.13. mortgage, pledge or other encumbrance of any asset of Weiser;

                                      Page 21-40

         11.2.5.14. other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of Weiser; or

         11.2.5.15. agreement by Weiser to do any of the things described in the preceding clauses (a) through (n).

         11.2.6. TAX RETURNS AND AUDITS. Within the times and in the manner prescribed by law, Weiser has filed all domestic and foreign, federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable, except as noted in Schedule 11.2.6. There are no present disputes as to taxes of any nature payable by Weiser.

         11.2.7.  OTHER TANGIBLE PERSONAL PROPERTY.  The equipment described in
Schedule 11.2.7-1 of this Agreement constitutes all the items of tangible personal property owned by, in the possession of, or used by Weiser in connection with its business. The Equipment listed in Schedule 11.2.7-1 constitute all tangible personal property, including tooling, necessary for the conduct by Weiser of its business as now conducted, or by the Company of its business as now contemplated.

         Except as stated in Schedule 11.2.7-2, no equipment used by Weiser in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Weiser.

         11.2.8. ACCOUNTS RECEIVABLE. The accounts receivable as of January 2, 1996 reflected in Schedule 11.2.8 are valid and genuine and arose from bona fide sales and deliveries of goods, performance of services or other transactions in the ordinary course of Weiser's business. Except as rated, the accounts receivable are collectible at their full amounts.

         11.2.9. TRADE NAMES, TRADEMARKS AND COPYRIGHTS. Except as set forth in Schedule 11.2.9, Weiser does not use any trademark, service mark, trade name or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person (other than Weiser or ATI) owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the performance of any contract to which Weiser is a party.

         11.2.10. PATENTS AND PATENT RIGHTS. Schedule 11.2.10 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs, product ideas, formulas and applications for patents ("Intellectual Properties") owned by Weiser or in which Weiser has any rights, licenses or immunities. The patents and applications for patents listed in
Schedule 11.2.10

                                      Page 22-40
are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions falling due within 150 days after the date of the formation of the Company. Except as set forth in Schedules 11.2.10 or 11.2.19, there have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning the Intellectual Properties listed in
Schedule 11.2.10. The manufacture, use or sale of the inventions, models, designs and systems covered by the Intellectual Properties listed in Schedule
11.2.10 do not violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation, and Weiser has not infringed and is not now infringing on any patent or other right belonging to any person, firm or corporation. Except as set forth in Schedule 11.2.10, Weiser is not a party to any license, agreement or arrangement, whether as licensee, licensor or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula. Weiser has the right and authority to use such inventions, trade secrets, processes, models, designs and formulas as are necessary to enable it to conduct and to continue to conduct all phases of its business in the manner presently conducted or by the company in the manner now contemplated, and such use does not and will not conflict with, infringe or violate any patent or other rights of others.

         11.2.11  TRADE SECRETS.   Schedule 11.2.11 to this Agreement is a true
and complete list, without extensive or revealing descriptions, of trade secrets used by Weiser in (or owned by Weiser and useful in) the operation of its business, including all customer lists, processes, know-how and other technical data. Specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures and other material relating to it, is also set forth with it in such Schedule. Each trade secret's documentation is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use by the Company without reliance on the special knowledge or memory of others.

         Weiser is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Schedule 11.2.11, Weiser has taken all reasonable security measures to protect the secrecy, confidentiality and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Weiser and not to be divulged or misused.

         All these trade secrets are presently valid and protestable, and are not part of the public knowledge or literature, nor to Weiser's knowledge, have they been used,


                                      Page 23-40
 divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Weiser.

         11.2.12. TITLE TO ASSETS. Weiser has good and marketable title to all its assets and interests in assets, whether personal, tangible, and intangible, which constitute all the assets and interests in assets that are used in the business of Weiser. All these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (i) those disclosed in Weiser's Financial Statements, or in the Schedules to this Agreement; and (ii) the lien of current taxes not yet due and payable. All tangible personal property of Weiser is in good operating condition and repair, ordinary wear and tear excepted. Weiser is in possession of all premises leased to it from others. Except as set forth on the appropriate Schedule listing such assets, neither any officer, nor any director or employee of Weiser, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property owned by or leased to Weiser or any copyrights, patents, trademarks, trade names or trade secrets licensed by Weiser. Weiser does not occupy any real property in violation of any law, regulation or decree.

         11.2.13. CUSTOMERS AND SALES. Schedule 11.2.13 to this Agreement is a correct and current list of all customers of Weiser, together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in Schedule 11.2.13, Weiser has no information and is not aware of any facts indicating that any of these customers intend to cease doing business with Weiser or materially alter the amount of the business that they are presently doing with Weiser.

         11.2.14. EXISTING EMPLOYMENT CONTRACTS. Schedule 11.2.14 to this Agreement is a list of all employment contracts and collective bargaining agreements, all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Weiser is a party or by which Weiser is bound. All these contracts and arrangements are in full force and effect, and neither Weiser nor any other party is in default under them. There have been no claims of defaults and, to the best knowledge of Weiser, there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending nor, to the best knowledge of Weiser, threatened labor dispute, strike or work stoppage affecting Weiser's business.

         11.2.15. INSURANCE POLICIES. Schedule 11.2.15 to this Agreement is a description of all insurance policies held by Weiser concerning its assets. All these policies are in the respective principal amounts set forth in Schedule 11.2.15, Weiser has maintained and now maintains (i) insurance on all of the assets of Weiser of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate

                                      Page 24-40
insurance protection against all liabilities, claims, and risks against which it is customary to insure.

         11.2.16. OTHER CONTRACTS. Except as set forth in Schedule 11.2.16, Weiser is not a party to, nor are its assets bound by, any distributor's or manufacturer's representative or agency agreement, any output or requirements agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any agreement that is unusual in nature, duration or amount (including, without limitation, any agreement requiring the performance by Weiser of any obligation for a period of time extending beyond one year from the formation of the Company or calling for consideration of more than $10,000.00, or requiring purchases at prices in excess of, or sales at prices lower than, prevailing market prices). The performance by Weiser of any of the agreements described on Schedule 11.2.16 will not result in Weiser becoming bound or liable under any distributor's or manufacturer's representative or agency agreement. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of the agreements listed in Schedule 11.2.16. Weiser has not received notice that any party to any of the agreements listed in Schedule
11.2.16 intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Weiser is not a party to, nor is Weiser or its assets bound by, any agreement that is materially adverse to the business, property, or financial condition of Weiser.

         11.2.17. COMPLIANCE WITH LAWS. Weiser has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

         11.2.18. LITIGATION. Except as set forth in Schedule 11.2.18, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of Weiser, threatened, against or affecting Weiser, or any of its business, assets or financial condition. Weiser has furnished or made available to Dynatec copies of all relevant court papers and other documents relating to the matters set forth in Schedule 11.2.18. Weiser is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as set forth in Schedule 11.2.18, Weiser is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

         11.2.20. AUTHORITY AND CONSENTS. Weiser has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it. The execution and delivery of this Agreement by Weiser have been duly authorized by

                                      Page 25-40
 all necessary corporate action of Weiser (including any necessary action by Weiser's security holders), and this Agreement constitutes a legal, valid and binding obligation of Weiser enforceable in accordance with its terms.

         11.2.21. INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Neither Weiser nor any officer, director or employee of Weiser, nor any spouse or child of any of them has any direct or indirect interest in any competitor, supplier or customer of Weiser or in any person with whom Weiser is doing business.

         11.2.22. CORPORATE DOCUMENTS. Weiser has furnished to Dynatec for its examination (i) copies of the Articles of Incorporation and Bylaws of Weiser and (ii) the minute books of Weiser containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and board of directors of Weiser.

         11.2.23. DOCUMENTS DELIVERED. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Weiser or their counsel to Dynatec (or its counsel or representatives), whether before or after the execution hereof, is in fact what it is purported to be by Weiser and has not been amended, cancelled or otherwise modified.

         11.2.24. FULL DISCLOSURE. None of the representations and warranties made by Weiser or made in any letter, certificate or memorandum furnished or to be furnished by Weiser, or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made misleading. There is no fact known to Weiser which materially adversely affects, or in the future may (so far as Weiser can now reasonably foresee) materially adversely affect the condition, assets, liabilities, business operations or prospects of Weiser that has not been set forth herein or heretofore communicated to Dynatec in writing pursuant hereto.

         11.2.25. ESTIMATED GROSS MARGINS. Within thirty days of the date of this agreement, Weiser will exert its best efforts to accurately estimate the gross margins for the products listed on Schedule 11.2.25. Such information will be inserted into Schedule 11.2.25 within the described sixty day period and shall be made a permanent part of this Agreement.

         11.2.26 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Weiser shall have delivered to Dynatec, as of the date of this Agreement, an executed Proprietary Information and Inventions Agreement in the form of Schedule 11.2.26 attached hereto for each of the current employees of Weiser. Weiser further represents that no employee whose employment was terminated within one year prior to the date hereof had access to Proprietary Information of Weiser as defined in the document attached hereto as Schedule 11.2.26. Such agreements shall be assignable to the

                                      Page 26-40

Company, and accrue to the benefit of the Company to protect the Company's competitive advantage.

         11.27.   RETURNS.  None of the Weiser products listed in Schedule
11.2.25 have experienced returns which exceeded ten (10%) for calendar year
1995.

    11.3 REPRESENTATIONS OF MARGARET WEISER. Margaret Weiser represents and warrants as follows:

         11.3.1. REPRESENTATIONS OF SCHEDULES. The Chapter 7 bankruptcy schedules of Margaret Weiser, filed in Bankruptcy No. SV95-15350-KL, are true and correct to the knowledge, information and belief of Margaret Weiser.

         11.3.2. AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Margaret Weiser is a party or by which Margaret Weiser or her assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Margaret Weiser; (iv) the creation or imposition of any lien, charge or encumbrance on any of the assets of Margaret Weiser; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Margaret Weiser or her assets.

         11.3.3  TRADE SECRETS.   The Margaret Weiser capital contribution set
forth in Schedule 2.1 to this Agreement is a true and complete list, without extensive or revealing descriptions, of trade secrets for new generation product ideas owned by Margaret Weiser and useful in the operation of the contemplated business of the Company, including all processes, know-how and other technical data.

         Margaret Weiser is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. Margaret Weiser has taken all reasonable security measures to protect the secrecy, confidentiality and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Margaret Weiser and not to be divulged or misused.

         All these trade secrets are presently valid and protestable, and are not part of the public knowledge or

                                      Page 27-40
literature, nor to the knowledge of Margaret Weiser, have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Margaret Weiser.

12.  MERGER.

    12.1 DATE OF MERGER. Except as provided in paragraph 2.3, the Company will be merged into Dynatec as soon as reasonably possible after the conclusion of calendar year 1997 in order to take advantage of Dynatec's banking relationships and credit lines, and to facilitate raising capital in the public markets.

    12.2 CONSIDERATION FOR MERGER. In consideration for the merger described in this paragraph 12, the Members of the Company will receive shares of the restricted common stock of Dynatec as provided herein.

         12.2.1 The number of shares of common stock issued to the Members pursuant to the merger will be computed by multiplying the retained earnings of the Company as of December 31, 1997 by that number of shares (the "stock multiple"), or fraction of shares of stock, as determined by three independent investment bankers or financial consultants (the "valuation experts"), who shall be selected and shall make their determination as set forth in paragraph 12.2.2 below. However, the number of shares received by the Dynatec Group shall, be limited to one half of the aggregate number of shares computed pursuant to the foregoing formula, and the number of shares received by the Weiser Group shall be limited to four (4%) percent of the aggregate number of shares computed pursuant to the foregoing formula. The number of shares issuable in the merger shall be subject to adjustment as provided in paragraph 12.2.3 below.

         12.2.2 The fees of the valuation experts shall be paid by the Company. The determination of the stock multiple shall be made within 120 days of the formation of the Company. The first valuation expert shall be selected by the unanimous agreement of the Weiser Group. The second valuation expert shall be selected by the unanimous agreement of the Dynatec Group. The third valuation expert shall be selected by the unanimous agreement of the first two valuation experts. In the event that the three valuation experts do not agree as to the stock multiple for the purposes of the computation provided in paragraph 12.2.1 above, each valuation expert shall submit his proposed stock multiple, as determined in his best judgment, and these three figures will be averaged to determine the stock multiple to be used in the merger transaction.

         12.2.3 If Dynatec shall, at any time prior to the merger, subdivide its common stock, by stock split or otherwise, or combine its common stock, or issue without consideration to Dynatec for such issuance, additional shares of its common stock or securities convertible into or exercisable for common stock, the

                                      Page 28-40
number of shares issuable by reason of the merger shall forthwith be proportionately increased in the case of a subdivision or issuance without consideration, or proportionately decreased in the case of combination. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such stock dividend, or in the event that no record date is fixed, upon the making of such stock dividend. In case of any reclassification, merger, consolidation, capital reorganization or change in the common stock of Dynatec (other than an event described above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from Dynatec or its successor shall be delivered to the Members so that the Members shall have the right to receive the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger, consolidation, reorganization or change by a holder of the same number of shares of common stock as were to be available to the Members immediately prior to such reclassification, merger, consolidation, reorganization or change. In any such case, appropriate provisions shall be made with respect to any shares of stock or other securities and property deliverable upon completion of the merger. Upon the happening of any event adjusting the number of shares issuable upon the merger, Dynatec shall forthwith give written notice thereof to the Members stating the adjusted number of shares issuable hereunder resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which that calculation is based.

         12.2.4. Upon the distribution of the Dynatec shares of stock to the Weiser Group pursuant to the merger or upon the effective date of the IPO referred to in paragraph 14 hereof, Weiser and Margaret Weiser shall transfer to the Company, without further consideration, the unencumbered ownership rights to all intellectual property rights which are licensed to the Company as a portion of the Capital Contribution of Weiser and Margaret Weiser to the Company, and as defined in Schedule 2.1 hereof together with all equipment and tooling now used or hereafter developed by the Weiser Group. Weiser shall then execute all documentation necessary to complete the transfer of such product and property rights.

         12.2.5. The Members agree to execute investment intent letters with regard to the execution of this Agreement and the issuance of common stock pursuant to the merger. The investment intent letters will include customary, and legally required, representations of investment intent, sophistication, receipt of material information, accredited investor status and acknowledgment of the restrictions on transfer of the restricted common stock.

         12.2.6. By the vote of a Supermajority in Interest, the Members may accelerate the effective date of the Merger, subject to the conditions of this Agreement.

                                      Page 29-40

    12.3 CONDITIONS FOR MERGER. The merger as described in this paragraph 12 shall not occur if (a) a vote of a majority of the Members disapproves of the merger action; (b) Dynatec is not a publicly traded company on NASDAQ as of the effective date of the merger; (c) Dynatec elects to give written notice of its disapproval of the merger; if all of the liabilities of Weiser are not satisfied as of the date of the merger; or (d) the Weiser Group, Isaac Weiser and Margaret Weiser would receive Dynatec stock in the merger transaction and pursuant to the provisions of paragraph 12.4 hereof having an aggregate value of less than Two Million Dollars as of December 31, 1997, or any earlier effective date of the merger, and the Weiser Group gives written notice that it disapproves of the merger on this basis. The written notice must be given not later than the earlier of February 1, 1998 or the effective date of the merger. For the purposes of this paragraph 12.3, the value of the Dynatec stock shall be the average of the bid price of the stock as quoted on NASDAQ for the twenty trading days prior to December 31, 1997, or of any earlier effective date of the merger. In the event that the merger does not take place by reason of any of the conditions stated above, the Company shall immediately pay to Dynatec a ten (10%) percent return (over all costs) on all financing received by the Company from the date of this Agreement on credit lines guaranteed by Dynatec. Further, all loans made by Dynatec to the Company shall immediately be due on demand by Dynatec and Dynatec shall receive a return of twenty (20%) percent on such loans from inception, notwithstanding any other terms regarding such loans. The financing obtained on credit lines guaranteed by Dynatec and the loans, if any, of Dynatec to the Company are two separate categories of lending. Therefore, in the event that the merger does note take place by reason of condition 12.3(a) above, the percentage returns to Dynatec referred to in this paragraph shall not be aggregated together to provide for a thirty (30%) percent return on financing or lending.

    12.4. EMPLOYMENT CONTRACTS. Upon completion of the merger as provided herein, the employment agreements of Isaac Weiser and Margaret Weiser with the Company shall terminate and they shall enter into a new three year employment arrangement with Dynatec. This employment arrangement shall be set forth in separate employment agreements that shall also provide that Isaac and Margaret Weiser (a) shall receive health insurance benefits comparable to those provided to Dynatec senior management, (b) shall receive certain Dynatec Common Stock or stock options at a purchase or exercise price of one cent per share, and (c) shall share a Five Hundred Dollar a month car allowance. The employment agreements referred to herein shall acknowledge the joint and several liability of Isaac Weiser and Margaret Weiser with the other members of Weiser Group for the obligations provided for in paragraph 2.4.2 hereof.

13.   LOANS BY DYNATEC.

    13.1. During the term of this Agreement, Dynatec may loan to the Company additional funds on terms as agreed to between the

                                      Page 30-40

Company and Dynatec, as affected by the provisions of paragraph 12.3 above.
Such loans shall be secured by all of the assets of the Company and of Weiser with a security interest junior only to the security interests granted by the Company, to secure the credit lines to be guaranteed by Dynatec and the security interests granted by Weiser prior to the date this Agreement. In the event of the termination of the Company pursuant to paragraph 9.1.1.3 hereof, Dynatec will release its security interest in the patents, trademarks tooling and equipment existing as of the date of this Agreement.

14. OPTIONS FOR KEY EMPLOYEES.

    14.1. By majority vote of the members of the Advisory Committee, the Company may grant options to certain of its key employees, agents or consultants to acquire interests in the Company resulting in the distribution to such individuals of shares of common stock in Dynatec, in the event of the consummation of the merger provided for in paragraph 12 of this Agreement, or resulting in additional interests in the Company (or stock upon conversion of the Company into a corporation) being offered in an IPO made by the Company. Such options shall be effective only upon the effective date of the merger or of the IPO, and are to be granted to recognize the performance of employees, agents and consultants in achieving the success of the Company.

15. SATISFACTION OF WEISER LIABILITIES.

    15.1. Weiser agrees that it is its intention to satisfy all of its liabilities existing at the date hereof within 90 days of the date of this Agreement. Until the earlier of (a) the termination of the Company under paragraph 9.1, (b) the merger of the Company under paragraph 12, or (c) the expiration of the initial five year term of the lease referenced in Schedule 11.2.7-2, the Company will pay the rent and utilities of Weiser under such lease. It is expressly agreed that the Company shall not assume such lease. The Weiser Group shall secure a subordination agreement from each of the long term debt holders referenced in Note 3 of the December 31, 1994 Financial Statements of Weiser, except for the obligation owing to Industrial Bank. Such subordination agreement shall be in form and content similar to the subordination agreement executed by Exhart Environmental Systems, Inc.

16.  AMENDMENT.

    16.1. This Agreement may not be amended, modified or supplemented except by a written agreement signed by a Supermajority in Interest of the Members.

                                      Page 31-40

17.  ARBITRATION.

    17.1. Any dispute, controversy or claim arising out of or in connection with or relating to a Member's relationship with the Company or this Agreement or any breach or alleged breach thereof shall, as the exclusive method for resolution, be determined and settled by arbitration in Salt Lake City, Utah, pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court or the forum, state or federal, having jurisdiction, and shall include an award in favor of the prevailing party to pay all reasonable costs and attorneys' fees incurred by the prevailing party as well as the cost of the arbitration

18.  MISCELLANEOUS PROVISIONS.

    18.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes all prior contemporaneous agreements and understandings of the parties with respect to the subject matter hereof.

    18.2. NOTICES. Unless otherwise provided herein, any notice, demand, or communication required or permitted to be given pursuant to any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent, by registered or certified mail, postage prepaid, addressed to the party at the address set forth below, or to such other address as the party may from time to time specify by written notice to the Company in accordance with this paragraph. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in the United States mail, addressed and sent as aforesaid.

Weiser Telecommunications, Inc.        Dynatec International, Inc.
630 Townsgate No. E                    1820 South 3594 West
Westlake Village, California 91361     Salt Lake City, Utah 84104

Margaret Weiser                        Muito Bem Ltd.
4760 Corbin Ave.                       1820 North 3594 West
Tarzana, California 91356              Salt Lake City, Utah 84104

    18.3. APPLICATION OF UTAH LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

    18.4. CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

                                      Page 32-40

    18.5. HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision thereof.

    18.6. WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

    18.7. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have be law, statute, ordinance or otherwise.

    18.8. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and such provision shall be enforceable to the fullest extend permitted by law.

    18.9. HEIRS, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

    18.10. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

    18.11. ATTORNEYS' FEES. In the event any action or proceeding is brought by any party to enforce the terms of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover attorneys' fees and costs in addition to any other relief.

    18.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    18.13.  CONFLICTS OF INTEREST.  The Members acknowledge and agree that
Bruce L. Dibb ("Counsel") represents the Company solely with respect to the formation of the Company, and that the Members have been advised to seek their own legal and tax counsel in connection with the transactions contemplated herein, including this Agreement and the formation of the Company. The Members acknowledge and agree that Counsel represents Dynatec and Muito Bem, Ltd. The members of the Weiser Group waive any conflict of interest arising by reason of such representation and the formation of the Company. Payment of Counsel's fees by the Company shall not

                                      Page 33-40
alter or amend any of the relationships contemplated in this paragraph.

    IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

WEISER TELECOMMUNICATIONS, INC.   DYNATEC INTERNATIONAL, INC.


BY  /S/ ISAAC WEISER              BY   /S/ FR JACK
  -------------------               --------------------------
    Its:  Secretary                    Its: President & C.O.O.


                                  MUITO BEM LTD.


  /S/ MARGARET WEISER             BY  /S/ DON WOOD
---------------------               --------------------------
  MARGARET WEISER                          Its:




STATE OF UTAH       )
                    )ss.
County of Salt Lake )

    SUBSCRIBED AND SWORN TO before me this 12th day of January, 1996 by F.R. Jack, the duly authorized President of Dynatec International, Inc.

                                  /S/ BRUCE L. DIBB
                                  ----------------------------
(seal)                                 Notary Public


                                      Page 34-40

********************************************************************************

STATE OF UTAH        )
                     )ss.
County of Salt Lake  )

    SUBSCRIBED AND SWORN TO before me this 12th day of January, 1996 by Isaac Weiser, the duly authorized Secretary of Weiser Telecommunications, Inc.

                                  /s/ Bruce L. Dibb
                                   --------------------
(seal)                                 Notary Public

********************************************************************************

STATE OF UTAH        )
                     )ss.
County of Salt Lake  )

    SUBSCRIBED AND SWORN TO before me this 12th day of January, 1996 by Margaret Weiser.

                                  /s/ Bruce L. Dibb
                                   --------------------
(seal)                                 Notary Public

********************************************************************************

STATE OF UTAH        )
                     )ss.
County of Salt Lake  )

    SUBSCRIBED AND SWORN TO before me this 12th day of January, 1996 by Don Wood, officer of the duly authorized General Partner of Muito Bem Ltd.

                                  /s/ Bruce L. Dibb
                                   --------------------
(seal)                                 Notary Public

********************************************************************************

                                      Page 35-40

                                     SCHEDULE 2.1

                                CAPITAL CONTRIBUTIONS

WEISER TELECOMMUNICATIONS, INC. contributes to the Company the exclusive license to the trade names, trademarks, copyrights, patents, patent rights and trade secrets referred to in paragraphs 11.2.9, 11.2.10 and 11.1.11 of the Operating Agreement, existing ideas for products and inventions not yet developed into prototype or finished products, and the exclusive use of such rights for the exclusive license to use, manufacture and market the products of Weiser Telecommunications, Inc., including those products listed in Schedule 11.2.25 attached to the Operating Agreement, and those products which are subsequently developed by Weiser and the Company, or obtained by Weiser, after the formation of the Company. It is specifically the contemplation of the Members that this capital contribution includes the necessary technology to develop the new generation of products which has been discussed by the representatives of the Members. Weiser's capital contribution shall also include the right to use, for the Company's manufacturing, assembly and distribution functions, the Weiser equipment and tooling referred to in paragraph 11.2.7 of the Agreement for the duration of the existence of the Company and the leased premises currently used by Weiser, until the termination of such lease. The use of the equipment and tooling, as referred to herein, includes the right to pledge the equipment and tooling for a security interest for the Dynatec line of credit that will be used for the benefit of the Company as provided herein, subject to existing encumbrances as of the date of this Agreement. Weiser shall secure from Isaac Weiser and Margaret Weiser, and shall assign to the Company, an agreement acceptable in form and terms to a Majority in Interest whereby Isaac Weiser and Margaret Weiser shall grant a right of first refusal to manufacture and market any products, product ideas or inventions which they own and which are not contributed to the Company pursuant to this provision regarding capital contributions.

MARGARET WEISER contributes an exclusive license to the new generation product ideas and related trade secrets for the following products, which are described more particularly on the unattached Schedule A, which has been reviewed and initialed by the Members of the Company. The names of the new generation products are: Cordless Speaker Telephone; Telephone Headset With Sound Board; Telephone Headset With Message Recording; Telephone Headset Amplifier That Sits Under Any Telephone; Headset/Modem.

DYNATEC INTERNATIONAL, INC. contributes to the Company its extensive marketing expertise, the benefit of its established sales representative organization, its established marketing contracts and distribution channels in the office products, hardware and mass markets, and its established long-term banking relationships. In this regard, Dynatec will access its bank line of credit for the benefit of providing funding for the Company. The extent of the

                                      Page 36-40
credit drawn down in this manner will be determined by Dynatec, in its sole discretion, based upon the needs of the Company and of Dynatec. The use of the Dynatec line of credit is dependent upon the lending institution receiving a first priority security interest in all of the assets of the Company, including the Company's inventory and receivables, subject to existing encumbrances as of the date of this Agreement. Additional financing secured by Dynatec for the operations of the Company will not be considered a capital contribution of Dynatec, unless approved as such by a Supermajority in Interest.

MUITO BEM LTD. contributes to the Company $100,000 in cash.

                                      Page 37-40

                                     SCHEDULE 5.1

                                 PERCENTAGE INTERESTS

Weiser Telecommunications, Inc..................................Two Percent (2%)

Margaret Weiser.................................................Two Percent (2%)

Dynatec International, Inc.............................Forty-Eight Percent (48%)

Muito Bem Ltd..........................................Forty-Eight Percent (48%)

                                      Page 38-40

                                  SCHEDULE 11.1.4-1

                        DYNATEC YEAR END FINANCIAL STATEMENTS

********************************************************************************

                                  SCHEDULE 11.1.4-2

                       DYNATEC STUB PERIOD FINANCIAL STATEMENTS

********************************************************************************
                                   SCHEDULE 11.2.4

                         WEISER YEAR END FINANCIAL STATEMENTS

********************************************************************************
                                   SCHEDULE 11.2.6

                                WEISER TAX OBLIGATIONS

********************************************************************************
                                  SCHEDULE 11.2.7-1

                                WEISER EQUIPMENT LIST

********************************************************************************

                                  SCHEDULE 11.2.7-2

                   WEISER LEASE AGREEMENT, SECURITY AGREEMENT, ETC.
                               LIST REGARDING EQUIPMENT

********************************************************************************

                                   SCHEDULE 11.2.8

                                 ACCOUNTS RECEIVABLE

********************************************************************************

                                   SCHEDULE 11.2.9

                       TRADE NAMES, TRADEMARKS, AND COPYRIGHTS

********************************************************************************

                                   SCHEDULE 11.2.10

                          WEISER PATENTS AND PATENT RIGHTS

********************************************************************************

                                      Page 39-40

                                   SCHEDULE 11.2.11

                                    TRADE SECRETS

********************************************************************************
                                   SCHEDULE 11.2.13

                                CURRENT CUSTOMER LIST

********************************************************************************

                                   SCHEDULE 11.2.14

                            EXISTING EMPLOYMENT CONTRACTS

********************************************************************************
                                   SCHEDULE 11.2.15

                                  INSURANCE POLICIES

********************************************************************************

                                   SCHEDULE 11.2.16

                       CONTRACTS DESCRIBED IN PARAGRAPH 11.2.16

********************************************************************************

                                   SCHEDULE 11.2.18

                                      LITIGATION

********************************************************************************

                                   SCHEDULE 11.2.25

                       PRODUCT MARGINS FOR THE SIX MONTH PERIOD
                            AFTER FORMATION OF THE COMPANY

********************************************************************************

                                   SCHEDULE 12.26

                         FORM OF PROPRIETARY INFORMATION AND
                                 INVENTIONS AGREEMENT

                                      Page 40-40